Exhibit 10.1

VBL Therapeutics Announces Results of Annual and Special Shareholder Meeting

Approved Merger with Notable Labs and All Other Proposals

Merger Expected to Close and Begin Trading as Combined Company Under the NTBL Ticker on Nasdaq Next Week, Subject to Effectiveness of Approved Israeli Corporate Actions

MODI’IN, Israel and NEW YORK, NY October 12, 2023 (GLOBE NEWSWIRE) – VBL Therapeutics (Nasdaq: VBLT) (“VBL”), today announced that its shareholders voted to approve the previously announced proposed merger (the “Merger”) with Notable Labs, Inc. (“Notable”), at the annual and special meeting (the “Meeting”) which took place today, October 12, 2023.

Over 98% of the votes cast at the Meeting were cast in favor of the approval of the Merger. VBL’s shareholders also voted to approve all other proposals presented at the Meeting, each of which are described in more detail in VBL’s joint proxy statement/prospectus/information statement as filed with the U.S. Securities and Exchange Commission (“SEC”) on September 5, 2023 and as supplemented on September 18, 2023 and on October 2, 2023.

The Merger is expected to close on or around October 16, 2023. After completion of the Merger, VBL will be renamed “Notable Labs, Ltd.” and is expected to trade on The Nasdaq Capital Market under the symbol “NTBL” on or around October 17, 2023.

About VBL Therapeutics

Vascular Biogenics Ltd., operating as VBL Therapeutics (Nasdaq: VBLT), is a biopharmaceutical company that has historically focused on developing targeted therapies for cancer and immune-inflammatory diseases.

About Notable Labs, Inc.

Notable Labs, Inc., is a clinical-stage platform therapeutics company developing predictive precision medicines for patients with cancer. Through its proprietary Predictive Precision Medicines Platform (“PPMP”), Notable bio- simulates a cancer treatment and aims to predict whether or not a patient is likely to respond to that specific therapeutic. Notable’s PPMP is designed to identify and select clinically responsive patients prior to their treatment and thus fast-track clinical development in this patient population. By continually advancing and expanding the reach of the PPMP across diseases and predicted medical outcomes, Notable aims to be the leader in precision medicine and revolutionize the way in which patients seek and receive treatments that work best for them – patient by patient and cancer by cancer. Notable believes it has created a targeted and de-risked in-licensing strategy to deliver a product’s medical impact and commercial value faster, higher, and with a greater likelihood of success than traditional drug development. By transforming historical standards of care, Notable aims to create dramatic positive impact for patients and the healthcare community. In February 2023, Notable entered into a definitive agreement to merge with VBL Therapeutics (Nasdaq: VBLT). Notable is headquartered in Foster City, California. Learn more at www.notablelabs.com and follow us @notablelabs.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, express or implied statements regarding the timing and completion of the proposed Merger and trading on Nasdaq; and other statements that are not historical fact. All statements other than statements of historical fact contained in this press release are forward-looking statements. These forward-looking statements are made as of the date they were first issued, and were based on the then-current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond VBL’s control. VBL’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to (i) uncertainties relating to the Israel-Hamas war; (ii) the risk that the conditions to the closing of the proposed Merger are not satisfied; (iii) risks related to commencing trading on a post-reverse split basis post-Merger; and (iv) risks related to the failure or delay in obtaining required approvals from any governmental or quasi-governmental entity necessary to consummate the Merger, among others. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These and other risks and uncertainties are more fully described in the joint proxy statement/prospectus/information statement, as supplemented, and described above, as well as VBL’s other filings with the SEC. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. VBL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

CONTACT:
Daniel Ferry
LifeSci Advisors
+1 (617) 430-7576
daniel@lifesciadvisors.com